______________________________________

AMENDMENT NO. 1

Dated as of July 31, 2006

to

POOLING AND SERVICING AGREEMENT

Dated as of April 1, 2006

among

J.P. MORGAN ACCEPTANCE CORPORATION I,

Depositor,

J.P. MORGAN MORTGAGE ACQUISITION CORP.,

Seller,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

Securities Administrator and Servicer,

U.S. BANK NATIONAL ASSOCIATION

Trustee

and

PENTALPHA SURVEILLANCE LLC

Trust Oversight Manager

J.P. Morgan Mortgage Acquisition Corp. 2006-NC1

Asset Backed Pass-Through Certificates, Series 2006-NC1

______________________________________

THIS AMENDMENT NO. 1, dated as of July 31, 2006 (the “Amendment”), to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as April 1, 2006, among J.P. MORGAN ACCEPTANCE CORPORATION I, a Delaware corporation, as depositor (the “Depositor”), J.P. MORGAN MORTGAGE ACQUISITION CORP., a Delaware corporation, as seller (in such capacity, the “Seller”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as servicer (in such capacity, the “Servicer”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as securities administrator (in such capacity, the “Securities Administrator”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and PENTALPHA SURVEILLANCE LLC, as trust oversight manager (in such capacity, the “Trust Oversight Manager”).

W I T N E S S E T H

WHEREAS, the Depositor, the Seller, the Servicer, the Securities Administrator, the Trustee and the Trust Oversight Manager entered into the Pooling and Servicing Agreement;

WHEREAS, the parties hereto wish to amend the Pooling and Servicing Agreement as set forth herein;

WHEREAS, Section 11.01 of the Pooling and Servicing Agreement permits amendments to the Pooling and Servicing Agreement to correct, modify or supplement any provisions therein (including to give effect to the expectations of Certificateholders);

WHEREAS, Section 11.01 of the Pooling and Servicing Agreement provides that the Securities Administrator and the Trustee shall be entitled to receive an Opinion of Counsel to the effect that any such amendment will not result in the imposition of any federal income tax on any REMIC created under the Pooling and Servicing Agreement pursuant to the REMIC Provisions or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding;

WHEREAS, Section 11.01 of the Pooling and Servicing Agreement provides that the Securities Administrator shall be entitled to receive an Opinion of Counsel to the effect that any such amendment shall not adversely affect in any material respect the interests of any Certificateholder

WHEREAS, the Securities Administrator has received such Opinions of Counsel;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.

DEFINED TERMS.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.

AMENDMENTS.

1.

Section 2.03(a)(ii) is hereby deleted in its entirety and replaced by the following:

Upon discovery by any of the parties hereto or receipt of notice by a Responsible Officer in the Corporate Trust Office of the Trustee of any breach by the Seller of any representation, warranty or covenant made by the Seller in Section 2.06 (in such capacity, the “Representing Party”) in respect of any Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders (in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Representing Party as to which the Representing Party has no knowledge, without regard to the Representing Party’s lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made), such party or the Trustee shall promptly notify the Representing Party and the Servicer of such breach and cause the applicable Representing Party to cure such breach within 90 days from the date that Representing Party was notified of such breach.  Notwithstanding the foregoing, if applicable, any breach by the Seller of any of the representations or warranties contained in the third paragraph of Section 2.06 shall be deemed to materially and adversely affect the interests of the Certificateholders in that Mortgage Loan. If the applicable Representing Party fails to cure such breach in all material respects during such period, the applicable Representing Party shall repurchase such Mortgage Loan from the Trust Fund at the Purchase Price.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Securities Administrator, upon receipt of such deposit, shall release or cause the Custodian to release to the Seller or the Depositor, as the case may be, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, (provided, however, that in the instruments of transfer or assignment, the Trustee shall represent and warrant to the Seller or the Depositor, as applicable, that the repurchased Mortgage Loan is free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest created by the Trustee and its successors, assigns and transferees), as the Seller or the Depositor, as applicable, shall furnish to it and as shall be necessary to vest in the Seller or the Depositor, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage File.  In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Assignment and Assumption Agreement or this Agreement, the Seller or the Depositor, as applicable, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c).  It is understood and agreed that the obligation of the Seller or the Depositor, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Trustee on behalf of the Certificateholders.

2.  Section 2.06 of the Pooling and Servicing Agreement is amended by adding the following language after the second paragraph thereof:

The Seller hereby represents, warrants and covenants to the Trustee, the Swap Provider and the Securities Administrator that as of the Cut-Off Date:

To the knowledge of the Seller, (i) no Mortgage Loan contemplated under the terms of this Agreement is covered by the Home Ownership and Equity Protection Act of 1994 or any comparable state law, (ii) no borrower obtained a prepaid single premium credit insurance policy in connection with the origination of a Group 1 Mortgage Loan; (iii) no subprime Group 1 Mortgage Loan originated on or after October 1, 2002 will impose a Prepayment Premium for a term in excess of three years, no Group 1 Mortgage Loan originated prior to such date, and no non-subprime Group 1 Mortgage Loan, will impose a Prepayment Premium in excess of five years, (iv) the Servicer for each Group 1 Mortgage Loan has fully furnished and will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis, (v) no Group 1 Mortgage Loan secured by a Mortgaged Property located in the State of Georgia was originated on or after October 1, 2002 and before March 7, 2003 and no Group 1 Mortgage Loan secured by a Mortgaged Property located in the State of Georgia, originated on or after March 7, 2003 is a “high cost home loan” as defined in the Georgia Fair Lending Act (HB 1361), as amended, (vi) each Group 1 Mortgage Loan has an original principal balance that conforms to Fannie Mae and Freddie Mac guidelines in effect as of the Closing Date, (vii) with respect to any Group 1 Mortgage Loans that are secured by manufactured housing, such housing will be the principal residence of the borrower upon origination of such mortgage loan, (viii) with respect to any second lien Group 1 Mortgage Loans underlying the Certificates, such lien is on a one- to four-family residence that is (or will be) the principal residence of the borrower upon origination of the second lien and (ix) with respect to any Group 1 Mortgage Loan originated on or after August 1, 2004, either (a) the related Mortgage and the related Mortgage Note does not contain a mandatory arbitration clause (that is, a clause that requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan) or (b) the related Mortgage and the related Mortgage Note contained a mandatory arbitration clause as of the related origination date and such clause has or will be waived by the originator or an entity designated by the Seller in writing no later than sixty (60) days after the related Closing Date which notice included or will include the following language: “WE ARE HEREBY NOTIFYING YOU THAT THE MANDATORY ARBITRATION CLAUSE OF YOUR LOAN, REQUIRING THAT YOU SUBMIT TO ARBITRATION TO RESOLVE ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO YOUR MORTGAGE LOAN, IS IMMEDIATELY NULL AND VOID.  YOU ARE FREE TO CHOOSE TO EXERCISE ANY OF YOUR RIGHTS OR ENFORCE ANY REMEDIES UNDER YOUR MORTGAGE LOAN THROUGH THE COURT SYSTEM.”  A copy of the written notice referred to in the immediately preceding sentence, if applicable, shall be retained in the related Mortgage File.

SECTION 3.  EFFECT OF AMENDMENT.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, Seller, Servicer, Securities Administrator and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.  Neither the Trustee nor the Securities Administrator makes any representation or warranty as to validity or sufficiency of this Amendment.

SECTION 4.  BINDING EFFECT.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, Seller, Servicer, Securities Administrator, the Trustee and the Trust Oversight Manager.

SECTION 5.  GOVERNING LAW.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 6.  SEVERABILITY OF PROVISIONS.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 7.  SECTION HEADINGS.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 8.  COUNTERPARTS.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer, the Securities Administrator, the Trustee and the Trust Oversight Manager have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

J.P. MORGAN ACCEPTANCE CORPORATION I,
as Depositor

By:  /s/ Thomas Roh
Name:  Thomas Roh
Title:  Vice President

J.P. MORGAN MORTGAGE ACQUISITION CORP.,
as Seller

By:  /s/ Thomas Roh
Name:  Thomas Roh
Title:  Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Servicer

By:  /s/ Kim Urbanek
Name:  Kim Urbanek
Title:  Assistant Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Securities Administrator

By:  /s/ Pei Huang
Name:  Pei Huang
Title:    Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:  /s/ Melissa Rosal
Name:  Melissa Rosal
Title: Vice President

PENTALPHA SURVEILLANCE LLC,

as Trust Oversight Manager

By:  /s/ Jim Callahan
Name:  Jim Callahan
Title: Executive Director